Exhibit 10.25

CONFIDENTIAL

EXECUTION VERSION

MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding (“MOU”) is entered into this 20th day of February, 2021 (“Effective Date”) and sets forth an expanded collaboration between Toyota Motor Corporation (“Toyota”) and Joby Aero, Inc. (“Joby”), on its behalf and on behalf of its affiliated entities from time to time, pursuant to that certain Amended and Restated Collaboration Agreement, dated as of August 30, 2019 (the “Collaboration Agreement”). Toyota and Joby may be collectively referred to in this MOU as the “Parties” and individually as a “Party.”

This MOU is intended to enhance and further reinforce the Parties’ existing relationship by specifying additional areas of collaboration between the Parties and updating and supplementing certain terms of the Collaboration Agreement for the mutual benefit of both Parties. The Parties agree that the terms of this MOU are valid, legally binding and enforceable against the Parties, and to the extent inconsistent with any terms set forth in the Collaboration Agreement, the terms in this MOU shall supersede such terms. The Parties hereby otherwise affirm their commitments under the Collaboration Agreement.

Capitalized terms used but not defined in this MOU shall have the meanings given to them in the Collaboration Agreement.

1.	Lockup	Toyota will enter into a Lockup Agreement in the same five-year form as that for the other 3%+ Joby stockholders; provided, that Toyota’s Lockup Agreement will provide that Toyota may, within 30 days of the third anniversary of the SPAC merger, opt out of the final two years of such term with all remaining shares immediately released on such third year anniversary of the SPAC merger if Toyota makes the determination (in its reasonable discretion acting in good faith), that the collaboration with Joby has not reached its desired progress, [*****].

2.	[*****]	In furtherance of the strong collaborative partnership between Toyota and Joby, Joby hereby reaffirms its grant to Toyota [*****].

3.	Director Nomination Rights & Board Observer Rights	Until the termination of this MOU in accordance with the terms hereof, at every meeting of the Joby board of directors, or committee thereof, or action by written consent, at or by which directors of Joby are appointed or are nominated to stand for election and elected by stockholders of Joby, Toyota, on its behalf and on behalf of its Affiliates, shall have the right to designate for election to the Board up to one (1) designee that, if elected, will result in such designee serving on the Joby board of directors. Joby will take all necessary actions to ensure that Toyota’s designee is included in the slate of director nominees (including in any proxy statement or written consent relating to the election of directors) and will ensure that the election of Toyota’s designee is recommended by the Joby board of directors in such materials. If a person serving as Toyota’s designee ceases to serve for any reason, Toyota may designate such person’s successor and the Joby board of directors will promptly fill the vacancy with such successor designee. For so long as Toyota’s designee serves as a director, Joby will provide Toyota’s designee the same expense reimbursement and indemnification and exculpation rights as Joby provides its other directors and shall purchase directors’ and officers’ liability insurance in an amount determined by the Joby board of directors to be reasonable and customary.

In addition to any designee of Toyota that may serve on the Joby board of directors from time to time pursuant to the preceding paragraph, Joby shall invite one (1) representative of Toyota and its Affiliates to attend all meetings of Joby’s board of directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other material that Joby provides to its directors, except that the representative may be excluded from access to any material or meeting or portion thereof if Joby’s board of directors determines in good faith, upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege or to protect highly confidential proprietary information.

Joby’s obligations pursuant to this Section 3, other than its obligations to provide the same indemnification and exculpation rights to, and directors’ and officers’ liability insurance coverage of, Toyota’s designee as Joby provides for its other current and former directors, shall expire on the anniversary of the date on which (1) Toyota and its affiliates no longer beneficially own at least 50% of the total Joby shares held by Toyota and its affiliates immediately following the SPAC merger or (2) Toyota exercises the opt-out right to the Lock-up Agreement described in Section 1 hereto.

For the avoidance of doubt, references to the Joby board of directors in this Section 3 are references to the board of directors or similar governing body of the ultimate parent entity of Joby and its affiliates from time to time.

4.	[*****]	[*****]

5.	Collaboration Opportunities

Toyota and Joby will work collaboratively in good faith over the coming months and years towards entering into a mutually agreeable definitive agreements in the following areas:

•  develop and launch Air Taxi Operations [*****];

•  [*****];

•  manufacturing services agreement for the manufacturing, production and assembly of Joby’s VTOL aircraft;

•  Joby’s maintenance service needs, including with respect to all maintenance, repair and overhaul (MRO), aircraft on ground (AOG) maintenance, and any and all other service and/or mechanical support services for Joby’s VTOLs, [*****], and other vehicles and related parts; and

•  collaborate with Joby with respect to any air taxi operations or other VTOL-related value chain opportunities, including, but not limited to, [*****].

6.	Limitation of Damages	The provisions of Article VIII (Limitation of Liability) of the Collaboration Agreement are hereby incorporated into this MOU by reference and shall apply to this MOU as if fully set forth herein mutatis mutandis; provided that, for purposes of this MOU and the Collaboration Agreement, the Parties agree that the exceptions set forth in Section 8.2 of the Collaboration Agreement to the limitations of liability set forth in Section 8.1 of the Collaboration Agreement shall be expanded to also include liability arising from (a) any breach of Section 3.1(d) of the Collaboration Agreement or (b) any failures to comply with applicable Law.

7.	Term and Termination; Survival	This MOU becomes effective on the Effective Date and shall terminate [*****]. The provisions of Sections 1, 5 and 6 of this MOU shall survive the termination of this MOU.

8.	Confidentiality; Miscellaneous	The provisions of Article V (Confidentiality and Non-Disclosure), Article XI (Dispute Resolution) and Article XII (Miscellaneous) of the Collaboration Agreement are hereby incorporated into this MOU by reference and shall apply to this MOU as if fully set forth herein mutatis mutandis.

IN WITNESS WHEREOF, the parties have caused this Memorandum of Understanding to be executed by their duly authorized representatives.

TOYOTA MOTOR CORPORATION		JOBY AERO, INC.

Signature:	[*****]	Signature:	[*****]

Name:	[*****]	Name:	[*****]

Title:	[*****]	Title:	[*****]

Date:	[*****]	Date:	[*****]